                                                                 Exhibit (3)(ii)

                                     BY-LAWS
                                       OF
                               FEDDERS CORPORATION

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meetings of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and time as the Board of Directors shall specify in the notice of such meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman or Vice Chairman of the Board, the President, or by the Board of Directors. Special meetings may also be called in such manner and for such purposes as may be specifically provided by law.

SECTION 3. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place as shall be authorized by the Board of Directors.

SECTION 4. NOTICE OF MEETINGS. Notice of every meeting of shareholders, stating the purpose or purposes for which the meeting is called, and the place, date, and hour it is to be held, shall be in writing signed by the Chairman or Vice Chairman of the Board or the President or a Vice-President or the Secretary or an Assistant Secretary and a copy thereof shall be served either personally or by mail, postage prepaid, to each shareholder of the Corporation entitled to vote at such meeting, not less than ten nor more than sixty days before the date fixed for such meeting. If mailed, such notice shall be deemed to have been served when deposited in the United States mail with postage prepaid, addressed to each shareholder at his address as it appears on the books of the Corporation unless he shall have previously filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be deemed to have been given when mailed to the address designated in such request.

SECTION 5. QUORUM AND ADJOURNMENT. At any meeting of the shareholders, the holders of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business, except that the holders of one-third of the total number of outstanding shares of stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall be sufficient to constitute a quorum for the election of directors. At any meeting of shareholders, if less than a quorum be present, the holders of record of a majority of the shares present and entitled to vote may adjourn the meeting from time to time until a quorum shall be present and no notice of such adjourned meeting shall be required other than announcement at the meeting of the time and place of such adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. VOTE REQUIRED. When a quorum is represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or other certificate filed pursuant to law a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 7. VOTING OF SHARES; PROXIES. Except as otherwise provided by law or by the Certificate of Incorporation or other certificate filed pursuant to law, each shareholder of record having the right to vote shall be entitled at every meeting of the shareholders of the Corporation to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Corporation, and such votes may be cast either in person or by written proxy. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

SECTION 8. INSPECTORS OF ELECTION. At all elections of directors, or in any other case in which inspectors may act, two Inspectors of Election shall be appointed by the chairman of the meeting, except as otherwise provided by law. In the case of failure of any Inspector so appointed to act, the chairman of the meeting may make an appointment to fill such vacancy, or if there be a failure to appoint Inspectors, the shareholders present at the meeting by a plurality vote of those present may elect such Inspectors. The Inspectors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.

SECTION 9. ORGANIZATION. At each meeting of the shareholders, the Chairman or Vice Chairman of the Board or the President, or in their absence or inability to act, a Vice-President chosen by the Board of Directors, or if no such officer is present, any person chosen by a majority of the shareholders present, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, an Assistant Secretary, or any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or other certificate filed pursuant to law, or by these By-laws required to be exercised or done by the shareholders.

SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolutions adopted by a majority of the entire Board of Directors. At each annual meeting, directors shall be elected for a term of one year. Such directors shall be elected at a meeting at which a quorum is present and the persons receiving a plurality of the votes cast at such election shall be elected.

SECTION 3. PLACE OF MEETINGS. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of any such meeting.

SECTION 4. FIRST MEETING. The Board shall meet for the purpose of organization, the election of officers and transaction of other business, as soon as practicable after each annual meeting of the shareholders. If such meeting is held on the same day and at the same place where such annual meeting shall be held, notice of such meeting need not be given.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such date, time and place as shall from time to time be determined by resolution of the Board of Directors.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by any three or more directors of the Corporation or by the Chairman or Vice Chairman of the Board or by the President.

SECTION 7. NOTICE. Notice of every meeting of the Board of Directors stating the date, time and place of such meeting, shall be delivered to each director at his business address personally in any manner (including notice by telephone) or by mail or telegram. Notice of regular meetings shall be given not later than the seventh day preceding the day of any such meeting; notice of special meetings shall be given not later than the second day preceding the day of any such meeting. If mailed, notice of a regular or special meeting shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8. QUORUM AND MANNER OF ACTING. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute, the Certificate of Incorporation or these By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting (unless it be the first meeting of the Board) may be cancelled. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 9. ORGANIZATION. At each meeting of the Board, the Chairman or Vice Chairman of the Board (or, in their absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The

Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman or Vice Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors may be filled by vote of a majority of the directors then in office, although less than a quorum exists, and the director or directors so elected shall hold office until the next election and until their successors are elected and shall have qualified. If the office of any director is or becomes vacant for any reason, then the directors then in office, although less than a quorum exists, may fill such vacancy, and the director so elected shall hold office until the next election and until his successor shall be duly elected and qualified.

SECTION 12. WAIVER OF NOTICE. Except as otherwise required by law, any director may at any time waive any or all notice to him of any meeting of the Board of Directors by delivering to the Corporation a writing to that effect signed by him either before or after such meeting, and the presence of any director at any meeting of the Board of Directors shall constitute waiver by him of notice of such meeting.

SECTION 13. REMOVAL OF DIRECTORS. The Board of Directors may at any meeting suspend or remove any one or more of the directors for cause satisfactory to the Board. Notice of any such proposed action shall be given to any such director or directors not less than five days prior to the date of the meeting at which such action is to be proposed.

SECTION 14. COMPENSATION. The Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided, however, that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES

SECTION 1. HOW CONSTITUTED AND THE POWERS THEREOF. The Board of Directors, by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, which shall serve at the pleasure of the Board of Directors. Except as otherwise provided by law, by these By-laws or by resolution adopted by a majority of the entire Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the Board of Directors, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, but the Executive Committee shall not have authority as to the following matters:

(a) The submission to shareholders of any action that needs shareholders I authorization.

(b) The filling of vacancies in the Board of Directors or in any committee.

(c) The fixing of compensation of the directors for serving on the Board or on any committee.

(d) The amendment or repeal of the By-laws, or the adoption of new By-laws.

(e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

SECTION 2. ORGANIZATION. The Chairman of the Board shall be Chairman of the Executive Committee. The Executive Committee may choose a secretary and may adopt rules for its procedure. The Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

SECTION 3. MEETINGS. Regular meetings of the Executive Committee may be held on such dates and at such places as shall be fixed by a majority of the Committee; and no notice thereof shall be necessary. Special meetings of the Executive Committee may be called by its Chairman, and shall be called by him at the request of any member of the Committee. In his absence or inability to act, special meetings may be called by any member of the Committee. Notice of each special meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or if given by the Chairman, may be given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held. Notice of any special meeting may be waived before, at or after the meeting, and shall be deemed waived by any member of the Committee if such member attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 4. QUORUM AND MANNER OF ACTING. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

SECTION 5. REMOVAL. Any member of the Executive Committee may be removed with or without cause, at any time, by the Board of Directors.

SECTION 6. VACANCIES. Any vacancy in the Executive Committee shall be filled by the Board of Directors.

SECTION 7. OTHER COMMITTEES. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall include the Chairman of the Board, the Vice Chairman of the Board, the President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, Senior Vice President, or Financial Vice President), the Treasurer, the Controller and the Secretary. Any two or more offices may be held by the same person, except those of President and Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the shareholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-laws. The Board shall elect a chief executive officer from among the Chairman of the Board, the Vice Chairman of the Board and the President. The Board or the chief executive officer may appoint such other officers, to be known as Appointed Officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers), and agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall hold their office for such terms as may be prescribed by the appointing authority and shall have such duties as may be from time to time assigned to them by the Board or the chief executive officer.

SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman or Vice Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the chief executive officer.

SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-laws for the regular election or appointment to such office.

SECTION 5. POWERS AND DUTIES. Subject to the direction and control of the Board of Directors, and within such limitations as the Board may from time to time prescribe, the officers of the Corporation shall respectively have such powers and perform such duties in the management of the property and affairs of the Corporation as may in these By-laws be specifically provided, or as may from time to time be assigned to them by the Board of Directors. Subject only to the general supervision of the corporate affairs by the Board of Directors, the chief executive officer shall have paramount authority over the day-to-day management of the business of the Corporation. He shall supervise and direct the other officers, agents and employees of the Corporation and shall see that their duties are properly performed.

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders. The Chairman of the Board shall be Chairman of the Executive Committee and shall be a member of all standing committees appointed by the Board of Directors. He shall perform all such other duties as from time to time may be assigned to him by the Board or these By-laws.

SECTION 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall have such powers and perform such duties as from time to time may be assigned or delegated to him by the Board of Directors or these By-laws. In case of the disability of the Chairman of the Board, the Vice Chairman of the Board shall, for the duration of such disability, perform the duties of, and possess all of the authority of, the Chairman of the Board.

SECTION 8. PRESIDENT. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to him by the Board of Directors or the chief executive officer. In case of the disability of the Chairman and Vice Chairman of the Board, the President shall, for the duration of such disability, perform the duties of, and possess all of the authority of, the Chairman and Vice Chairman of the Board.

SECTION 9. VICE PRESIDENTS. Each Executive Vice President, each Senior Vice President , each Financial Vice President and each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer.

SECTION 10. TREASURER. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of Corporate funds. He shall have such further powers and duties as may be assigned to him from time to time by the Board of Directors or the chief executive officer.

SECTION 11. CONTROLLER. The Controller shall be the officer in charge of the accounts of the Corporation. The Controller shall also have such further powers and duties as may be assigned to him from time to time by the Board of Directors or the chief executive officer.

SECTION 12. SECRETARY. The Secretary shall:

      (a) keep or cause to be kept in one or more books provided for such purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

      (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law;

      (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificate shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

      (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

      (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer.

SECTION 13. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

SECTION 14. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board, provided, however, that the Board may delegate to the chief executive officer the power to fix the compensation of officers and agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                    ARTICLE V

                                 INDEMNIFICATION

Any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, or made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or of any other corporation, domestic or foreign, which he, his testator or intestate served in any capacity at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and the reasonable expenses (including attorneys' fees) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise required by statute, the Certificate of Incorporation or these By-laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by the Chairman or Vice Chairman of the Board, the President or such officer or officers (including any assistant officer) of the Corporation as the Board, the Chairman or Vice Chairman of the Board, or the President may from time to time direct. Such direction may be general or confined to specific instances as the Board, the Chairman or Vice Chairman of the Board or the President may determine. Unless so authorized by the Board, the Chairman or Vice Chairman of the Board or the President, or expressly permitted by these By-laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

SECTION 2. CHECKS, DRAFTS, ETC. All checks and drafts and other orders for the payment of money out of the funds of the Corporation and all bills of exchange, promissory notes, acceptances, obligations and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation by such officer or officers, agent or agents, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors; and for the purpose of such deposit not only the Treasurer but also the Chairman or Vice Chairman of the Board, the President, any Vice President, the Secretary, the Controller or any other officer or agent of the Corporation to whom such power shall have been delegated by the Board of Directors, may endorse, assign and deliver any checks, drafts or other orders for the payment of money which are payable to the order of the Corporation.

SECTION 4. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts in the name of the Corporation with such banks, trust companies or other depositaries as the Board of Directors may select and may make such rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

SECTION 5. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman or Vice Chairman of the Board may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast, in the name and on behalf of the Corporation, the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII

                                  SHARES, ETC.

SECTION 1. STOCK CERTIFICATES. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

SECTION 2. BOOKS OF ACCOUNT AND RECORDS OF SHAREHOLDERS. The books and records of the Corporation shall be kept at the office of the Corporation or at the office of its transfer agent or registrar. The stock record books shall contain the names and addresses of all shareholders of the Corporation, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof.

SECTION 3. TRANSFER OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the right to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfer of shares shall be made for collateral security and not absolutely, and both the transferor and the transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

SECTION 4. LOST OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate. Worn, defaced and mutilated certificates of stock may be surrendered and cancelled and a new certificate in lieu of the same may be issued.

SECTION 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and one or more registrars.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

SECTION 1. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or to receive any other distribution, or for the allotment of any rights, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital shares, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend or to receive any other distribution or for any other purpose, the close of business on the day next preceding the day on which the notice of the meeting is mailed or the close of business on the day on which the resolution of the Board of Directors declaring such dividend or distribution or taking such other action is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 2. DIVIDENDS. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation or other certificate filed pursuant to law relating thereto.

SECTION 3. CORPORATE SEAL. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

SECTION 4. EXAMINATION OF BOOKS AND RECORDS. The Board of Directors may determine from time to time whether, and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as provided by the statutes of the State of Delaware or authorized by the Board of Directors.

SECTION 5. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. BY SHAREHOLDERS. The By-laws may be amended, repealed or adopted by majority vote of shares entitled to vote thereon at any annual or special meeting of the shareholders at which a quorum is present, provided notice of the proposed action shall have been contained in the notice of the meeting.

SECTION 2. BY DIRECTORS. Except as otherwise provided by law, or by the Certificate of Incorporation, the By-laws also may be amended, repealed or adopted by the Board of Directors at any meeting of the Board.